Wataire International Receives Sales Order From Greece Distributor

Woodland Hills, California, March 19, 2007, Wataire International Inc. (“Wataire” or the “Company”)(OTC BB: WTAR:OB), is pleased to announce that it has received an irrevocable letter of credit for $201,250 from its distributor in Greece, Envirosource Hellas Ltd. (“Envirosource”) for prepayment of a shipment of Wataire home/office products.

The Company assumed the Envirosource distribution agreement from Wataire Industries Inc. (“WII”) when it acquired the world wide marketing and distribution rights in September 2006.  Envirosource made its first significant purchase in July 2006.

About Wataire:

The Company holds the worldwide exclusive license to market and distribute Wataire Industries Inc. atmospheric water generators and its technologies.

Contact:

Investor Relations:

(877) 602 - 8985

www.wataireinternational.com

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning plans, objectives, goals, strategies, future events of performance and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including but not limited to, product and services demand and acceptance, changes in technology and in economic, political and regulatory conditions and to all of the risks generally associated with a company at Wataire’s stage of development. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company are expressly qualified by these cautionary statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.